Exhibit 99.1

nLIGHT, Inc. Announces Second Quarter 2022 Results
Revenues of $60.8 million and gross margin of 25.3% for the second quarter of 2022

CAMAS, Wash., August 4, 2022 - nLIGHT, Inc. (Nasdaq: LASR), a leading provider of high-power semiconductor and fiber lasers used in the industrial, microfabrication, and aerospace and defense markets, today reported financial results for the second quarter of 2022.

“We delivered a solid quarter despite the significant operational challenges caused by a prolonged COVID-related lockdown in Shanghai,” commented Scott Keeney, nLIGHT’s President and Chief Executive Officer. “43% year-over-year growth in sales to Industrial customers outside of China and continued strong demand in Microfabrication enabled us to generate product revenue at the midpoint of our guidance range. In Directed Energy, we delivered new products to multiple customers and continued to make good progress in our core development programs.”

Mr. Keeney continued, “Favorable product mix and solid execution towards our strategic revenue growth objectives helped drive gross margins above the high end of guidance and, as a result, we are pleased to report positive Adjusted EBITDA for the quarter. Our strong balance sheet and focus on core strategic markets gives us confidence in achieving our long-term growth objectives.”

“I am also pleased to announce that Chris Schechter has joined our team as Chief Operating Officer. Chris most recently served as VP Operations, Aerospace and Defense at Celestica and brings a strong manufacturing background to support our continued growth.”

Second Quarter 2022 Financial Highlights

	Three Months Ended June 30,
(In thousands, except percentages)	2022	2021	% Change
Revenues	$60,827	$69,113	(12.0)%
Gross margin	25.3%	29.4%
Loss from operations	$(10,317)	$(9,014)	(14.5)%
Operating margin	(17.0)%	(13.0)%
Net loss	$(10,342)	$(7,890)	(31.1)%
Adjusted EBITDA(1)	$168	$6,287	(97.3)%
Adjusted EBITDA, as percentage of revenues	0.3%	9.1%
(1)((1) A reconciliation of the non-GAAP metrics presented here to the most directly comparable GAAP metric has been provided in the tables included at the end of this release.
Revenues of $60.8 million for the second quarter of 2022 were down 12.0% compared to $69.1 million for the second quarter of 2021. Gross margin was 25.3% for the second quarter of 2022 compared to 29.4% for the second quarter of 2021. GAAP net loss for the second quarter of 2022 was $(10.3) million, or net loss of $(0.23) per diluted share, compared to net loss of $(7.9) million, or net loss of $(0.19) per diluted share, for the second quarter of 2021. Non-GAAP net loss for the second quarter of 2022 was $(3.3) million, or non-GAAP net loss of $(0.07) per diluted share, compared to non-GAAP net income of $4.4 million, or non-GAAP net income of $0.09 per diluted share, for the second quarter of 2021. Reconciliations of the non-GAAP metrics presented here to the most directly comparable GAAP metric have been provided in the tables included at the end of this release.

Outlook
For the third quarter of 2022, nLIGHT expects revenues to be in the range of $60 million to $66 million, gross margin to be in the range of 21% to 25%, and Adjusted EBITDA to be in the range of $(1) million to $2 million.

We have not reconciled our outlook for Adjusted EBITDA because unrealized and realized foreign exchange gains and losses cannot be reasonably calculated or predicted nor can the probable significance be determined at this time. Accordingly, a reconciliation is not available without unreasonable effort.

Investor Conference Call at 2:00 p.m. Pacific Time, Thursday, August 4, 2022

Parties interested in listening to nLIGHT’s quarterly conference call may do so by dialing 1-833-535-2198 (U.S., toll-free) or +1-412-902-6775 (international and toll), with the conference title: nLIGHT Second Quarter 2022 Earnings. The call can also be accessed via the web by going to nLIGHT’s Investor Relations page at http://investors.nlight.net.

Use of Non-GAAP Financial Results

In addition to U.S. GAAP results, this press release contains non-GAAP financial results, including Adjusted EBITDA, non-GAAP net income (loss) and non-GAAP net income (loss) per share, basic and diluted. We use Adjusted EBITDA to help us evaluate our business, measure our performance, identify trends affecting our business, formulate business plans and make strategic decisions. In addition to our results determined in accordance with GAAP, we believe Adjusted EBITDA is a meaningful measure of performance as it is commonly utilized by us and the investment community to analyze operating performance in our industry. Similarly, we believe that providing non-GAAP net income and non-GAAP net income per share, basic and diluted, is useful to our investors as they present an informative supplemental view of our results from period to period by removing the effect of stock-based compensation expense and other non-recurring items. However, the non-GAAP financial metrics presented herein are specific to us and may not be comparable to similar metrics disclosed by other companies because of differing methods used by other companies in calculating them.

We define Adjusted EBITDA as net income (loss) adjusted for income tax expense (benefit), other non-operating income or expense, interest income or expense, depreciation and amortization, stock-based compensation, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) as GAAP net income (loss) adjusted for stock-based compensation, amortization of purchased intangibles, acquisition and integration-related costs, and other non-recurring items as determined by management, as applicable. We define non-GAAP net income (loss) per share, basic and diluted, as non-GAAP net income (loss) divided by the weighted average number of shares outstanding during the respective period plus the dilutive effect of any common stock equivalents during the period in the case of non-GAAP net income (loss) per share, diluted.

Tables presenting the reconciliation of net loss to Adjusted EBITDA, as well as the reconciliation of GAAP loss to non-GAAP net income (loss) and GAAP to non-GAAP net income (loss) per share, basic and diluted, are included at the end of this press release.

Safe Harbor Statement

Certain statements in this release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Words such as “outlook,” “guidance,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions may identify these forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements regarding expected revenues, gross margin, and Adjusted EBITDA, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially from these forward-looking statements, including but not limited to our ability to compete successfully in the markets for our products; changes in the markets we serve or in the global economy; our ability to increase our volumes and decrease our costs to offset potential declines in the average selling prices of our products; rapid technological changes in the markets that we participate in; our ability to develop and maintain products that can achieve market acceptance; our ability to generate sufficient revenues to achieve or maintain profitability in the future; our high levels of fixed costs and inventory and their effect on our gross profits and results of operations if demand for our products declines or we maintain excess inventory levels; disruptions, such as the COVID-19 pandemic, and their effect on our business, financial condition, or results of operations; our manufacturing capacity and operations and their suitability for future levels of demand; our reliance on a small number of customers for a significant portion of our revenues; our ability to manage risks associated with international customers and operations; the effect of government export and import controls on our ability to compete in international markets; our ability to protect our proprietary technology and intellectual property rights; fluctuations in our quarterly results of operations and other operating measures; and the effect on our business of claims, lawsuits, government investigations, other legal or regulatory proceedings, or commercial or contractual disputes that we may become involved in. Additional information concerning these and other factors can be found in nLIGHT's filings with the Securities and Exchange Commission (the “SEC”), including other risks, relevant factors and uncertainties identified in the “Risk Factors” section of nLIGHT's most recent Annual Report on Form 10-K or subsequent filings with the SEC. nLIGHT undertakes no obligation to update publicly or revise any forward-looking statements contained herein to reflect future events or developments, except as required by law.

The nLIGHT logo and “nLIGHT” are registered trademarks or trademarks of nLIGHT, Inc. in various jurisdictions.

About nLIGHT

nLIGHT, Inc. is a leading provider of high-power semiconductor and fiber lasers for industrial, microfabrication, aerospace and defense applications. Our lasers are changing not only the way things are made but also the things that can be made. Headquartered in Camas, Washington, nLIGHT employs over 1,200 people with operations in the U.S., China, Finland, Korea and Italy. For more information, please visit www.nlight.net.

For more information, contact:
Joseph Corso
Chief Financial Officer
nLIGHT, Inc.
(360) 566-4460
joe.corso@nlight.net

nLIGHT, Inc.
Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Revenue:
Products	$48,180	$53,561	$99,241	$100,896
Development	12,647	15,552	26,045	29,562
Total revenue	60,827	69,113	125,286	130,458
Cost of revenue:
Products	33,683	34,240	69,451	64,635
Development	11,759	14,548	24,273	27,853
Total cost of revenue(1)	45,442	48,788	93,724	92,488
Gross profit	15,385	20,325	31,562	37,970
Operating expenses:
Research and development(1)	13,788	14,282	27,499	25,992
Sales, general, and administrative(1)	11,914	15,057	22,689	26,771
Total operating expenses	25,702	29,339	50,188	52,763
Loss from operations	(10,317)	(9,014)	(18,626)	(14,793)
Other income (expense):
Interest income (expense), net	71	(32)	71	(106)
Other income (loss), net	(106)	118	(77)	144
Loss before income taxes	(10,352)	(8,928)	(18,632)	(14,755)
Income tax expense (benefit)	(10)	(1,038)	333	(716)
Net loss	$(10,342)	$(7,890)	$(18,965)	$(14,039)
Net loss per share, basic and diluted	$(0.23)	$(0.19)	$(0.43)	$(0.34)
Shares used in per share calculations:
Basic and diluted	44,178	42,313	43,919	41,187

(1)Includes stock-based compensation as follows:
	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Cost of revenues	$684	$549	$1,393	$1,040
Research and development	3,117	3,708	6,239	6,626
Sales, general, and administrative	2,879	7,349	5,601	11,994
	$6,680	$11,606	$13,233	$19,660

nLIGHT, Inc.
Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	As of
	June 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$70,633	$146,534
Marketable Securities	50,000	—
Accounts receivable, net of allowances of $300 and $303	45,944	41,574
Inventory	80,189	73,746
Prepaid expenses and other current assets	14,617	15,350
Total current assets	261,383	277,204
Restricted cash	250	250
Lease right-of-use assets	15,357	17,048
Property and equipment, net	62,248	56,101
Intangible assets, net	5,297	6,698
Goodwill	12,359	12,420
Other assets, net	3,580	3,897
Total assets	$360,474	$373,618

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$23,318	$26,347
Accrued liabilities	13,138	14,730
Deferred revenue	2,034	1,629
Lease liabilities	3,032	3,066
Total current liabilities	41,522	45,772
Non-current income taxes payable	6,991	7,149
Long-term lease liabilities	14,117	14,612
Other long-term liabilities	3,990	3,952
Total liabilities	66,620	71,485
Stockholders' equity:
Common stock - $0.0001 par value; 190,000 shares authorized, 45,074 and 44,248 shares issued and outstanding at June 30, 2022, and December 31, 2021, respectively	15	15
Additional paid-in capital	483,410	470,760
Accumulated other comprehensive loss	(2,551)	(587)
Accumulated deficit	(187,020)	(168,055)
Total stockholders’ equity	293,854	302,133
Total liabilities and stockholders’ equity	$360,474	$373,618

nLIGHT, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Six Months Ended June 30,
	2022	2021
Cash flows from operating activities:
Net loss	$(18,965)	$(14,039)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation	5,214	4,290
Amortization	2,329	3,122
Reduction in carrying amount of right-of-use assets	1,571	1,632
Provision for (recoveries of) losses on accounts receivable	6	(72)
Stock-based compensation	13,233	19,660
Deferred income taxes	(1)	(11)
(Gain) Loss on disposal of assets	—	3
Changes in operating assets and liabilities:
Accounts receivable, net	(4,975)	(4,849)
Inventory	(7,383)	(8,611)
Prepaid expenses and other current assets	663	175
Other assets	(656)	(905)
Accounts payable	(1,726)	3,335
Accrued and other long-term liabilities	(1,191)	1,347
Deferred revenues	421	133
Lease liabilities	(409)	(1,404)
Non-current income taxes payable	104	(721)
Net cash provided by (used in) operating activities	(11,765)	3,085
Cash flows from investing activities:
Acquisition of business, net of cash acquired	—	(291)
Purchases of property, plant and equipment	(12,893)	(7,962)
Capitalization of patents	(228)	(216)
Purchase of marketable securities	(50,000)	—
Net cash used in investing activities	(63,121)	(8,469)
Cash flows from financing activities:
Proceeds from public offerings, net of offering costs	—	82,354
Principal payments on debt and financing leases	—	(399)
Payment of contingent consideration related to acquisition	—	(326)
Proceeds from employee stock plan purchases	1,201	750
Proceeds from stock option exercises	762	770
Tax payments related to stock award issuances	(2,546)	(4,598)
Net cash provided by (used in) financing activities	(583)	78,551
Effect of exchange rate changes on cash	(432)	(126)
Net increase (decrease) in cash, cash equivalents and restricted cash	(75,901)	73,041
Cash, cash equivalents and restricted cash, beginning of period	146,784	102,573
Cash, cash equivalents and restricted cash, end of period	$70,883	$175,614
Supplemental disclosures:
Cash paid for interest, net	$—	$103
Cash paid for income taxes	189	393
Operating cash outflows from operating leases	1,914	1,621
Right-of-use assets obtained in exchange for lease liabilities	1,222	7,224
Accrued purchases of property, equipment and patents	1,650	2,139

nLIGHT, Inc.
Reconciliation of GAAP Financial Metrics to Non-GAAP
(In thousands, except per share data)
(Unaudited)

Reconciliation of Net Loss to Adjusted EBITDA

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(10,342)	$(7,890)	$(18,965)	$(14,039)
Income tax expense (benefit)	(10)	(1,038)	333	(716)
Other (income) expense, net	106	(118)	77	(144)
Interest (income) expense, net	(71)	32	(71)	106
Depreciation and amortization	3,805	3,695	7,543	7,412
Stock-based compensation	6,680	11,606	13,233	19,660
Adjusted EBITDA	$168	$6,287	$2,150	$12,279

Reconciliation of GAAP to Non-GAAP Net Income (Loss), and GAAP to Non-GAAP Net Income (Loss) per Share, Basic and Diluted

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net loss	$(10,342)	$(7,890)	$(18,965)	$(14,039)
Add back:
Stock-based compensation(1)	6,680	11,606	13,233	19,660
Amortization of purchased intangibles(1)	407	718	879	1,435
Non-GAAP net income (loss)	(3,255)	4,434	(4,853)	7,056

GAAP weighted average shares outstanding	44,178	42,313	43,919	41,187
Participating securities	—	614	—	633
Non-GAAP weighted average number of shares, basic	44,178	42,927	43,919	41,820
Dilutive effect of common stock equivalents	—	4,334	—	4,462
Non-GAAP weighted average number of shares, diluted	44,178	47,261	43,919	46,282

Non-GAAP net income (loss) per share, basic	$(0.07)	$0.10	$(0.11)	$0.17
Non-GAAP net income (loss) per share, diluted	$(0.07)	$0.09	$(0.11)	$0.15
(1) There is no income tax effect related to the stock-based compensation and amortization of purchased intangibles adjustments due to the full valuation allowance in the United States.